                                                                    Exhibit 99.1

       Effect of Goodwill Amortization on Equistar Chemicals, LP Earnings

As a result of implementing SFAS No. 142, earnings in 2002 and subsequent years will be favorably affected by $33 million annually because of the elimination of goodwill amortization. The following table presents Equistar Chemicals, LP's loss before cumulative effect of accounting change and net loss for all periods presented as adjusted to eliminate goodwill amortization expense.

Millions of dollars                                       2001            2000          1999
-------------------                                     -------          ------        ------
Reported income (loss) before cumulative
  effect of accounting change                            $ (280)          $ 153         $  32
Add back: goodwill amortization                              33              33            33
                                                         ------           -----         -----
Adjusted income (loss) before cumulative
  effect of accounting change                            $ (247)          $(120)        $  65
                                                         ======           =====         =====

Reported net income (loss)                               $ (283)          $ 153         $  32
Add back: goodwill amortization                              33              --            33
                                                         ------           -----         -----
Adjusted net income (loss)                               $ (250)          $ 153         $  65
                                                         ======           =====         =====